UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 9, 2016

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 9, 2016, as a result of its annual review of corporate governance documents and policies, the Board of Directors of Radian Group Inc. (the “Company”) approved an amendment to Section 4.13(e)(B) of the Company’s Amended and Restated Bylaws (“ByLaws”) to modify the required disclosure to the Company to cover arrangements relating to payment by a third party to a nominee for election or reelection to the Company’s Board of Directors.  Specifically, in relevant part, Section 4.13(e)(B) was amended to include the underlined language providing that a nominee for election or reelection as a director “…is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification or other payment in connection with such person’s candidacy as a director nominee or service or action as a director that has not been disclosed to the company….”

A copy of the Company’s Bylaws, as amended and restated on November 9, 2016, is filed as Exhibit 3.1 and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Radian Group Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: November 14, 2016	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Radian Group Inc.